As filed with the Securities and Exchange Commission on September 19, 2000
                                                         Registration No. 333-

===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                 FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933

                              ------------------

                                  CYGNUS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                             94-2978092
   (State or other jurisdiction       (IRS Employer Identification No.)
   of incorporation or organization)

                   400 PENOBSCOT DRIVE, REDWOOD CITY, CA  94063
               (Address of principal executive offices) (Zip Code)

            CYGNUS, INC. AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN
                 CYGNUS, INC. AMENDED 1999 STOCK INCENTIVE PLAN
                             (Full title of the Plans)

                               ----------------------

                              BARBARA G. McCLUNG, ESQ.
                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                     CYGNUS, INC.
                    400 PENOBSCOT DRIVE, REDWOOD CITY, CA  94063
                       (Name and address of agent for service)
                                    (650) 369-4300
         (Telephone number, including area code, of agent for service)

                              ------------------------

                           CALCULATION OF REGISTRATION FEE

===============================================================================



TITLE OF SECURITIES            AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
TO BE                           TO BE              OFFERING PRICE         MAXIMUM AGGREGATE      REGISTRATION
REGISTERED                    REGISTERED              PER SHARE            OFFERING PRICE            FEE
-------------------           ----------          ----------------        -----------------      ------------

Common Stock, $0.01 par         700,000              $11.3125 (2)         $ 6,730,937.50 (2)        $1,777
value (Amended 1991
Employee Stock
Purchase Plan)

Common Stock, $0.01 par       2,000,000              $11.3125 (3)         $22,625,000    (3)        $5,973
value (Amended 1999 Stock
Incentive Plan)
                              ----------                                  -----------------      ------------
TOTAL:                        2,700,000                                   $29,355,937.50            $7,750


===============================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan or Amended 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act, on the basis of the average of the high and low price per share of Common Stock of Cygnus, Inc. as reported on the Nasdaq National Market on September 15, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on September 15, 2000, as reported by the NASDAQ National Market System.

                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         a. The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         b. All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's latest annual report;

         c. The Registrant's Registration Statement on Form 8-A filed with the Commission on December 21, 1990, which provides a description of the Registrant's Common Stock, including any amendments or reports filed for the purpose of updating such description; and

         d. The Registrant's Registration Statements on Form 8-A filed with the Commission on October 29, 1993, and December 14, 1998, which provide descriptions of the Registrant's Preferred Share Purchase Rights, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Barbara G. McClung, Senior Vice President and General Counsel of the Registrant, acted as counsel for the Registrant in connection with the Registration Statement and opined on the validity of the shares to be issued and sold by the Registrant pursuant hereto. As of March 10, 2000, Ms. McClung owned beneficially 39,663 shares of the Registrant's common stock, including employee stock options to purchase 28,437 shares, exercisable within 60 days.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         The Registrant's Bylaws require the Registrant to indemnify each of its officers and directors to the fullest extent permitted by the Delaware Law against certain expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant. In addition, the Bylaws grant the Registrant the power to indemnify the Registrant's employees and agents under certain circumstances to the fullest extent permitted by Delaware Law against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant.

         Article IX of our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware Law, the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         The Registrant maintains directors' and officers' liability insurance policies insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

         The Registrant has entered into indemnification agreements with the Registrant's officers and directors, pursuant to which the Registrant is obligated to indemnify each officer and director against certain claims and expenses for which the officer or director might be held liable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS


EXHIBIT NUMBER             NAME
--------------             ----

5.1                        Opinion of General Counsel, Cygnus, Inc.
23.1                       Consent of Ernst & Young LLP.
23.2                       Consent of General Counsel, Cygnus, Inc. is contained in Exhibit 5.1.
24.1                       Power of Attorney is included on signature page of this Registration Statement.
99.1                       Cygnus, Inc. 1999 Stock Incentive Plan (As Amended and Restated March 1,
                           2000), incorporated by reference to Exhibit 10.501 of Registrant's Form 10-K for the period ended December 31, 1999.
99.2                       Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan (As Amended and
                           Restated March 1, 2000), incorporated by reference to Exhibit 10.502 of
                           Registrant's Form 10-K for the period ended December 31, 1999.


Item 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act;

                         (ii)  to reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                         (iii)  to include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on this 19th day of September 2000.

                                      CYGNUS, INC.
                                      (REGISTRANT)

                                      By: /s/ John C Hodgman
                                          --------------------------------
                                          John C Hodgman
                                          Chairman, President & Chief Executive
                                          Officer

                              POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Cygnus, Inc., a Delaware corporation, do hereby constitute and appoint John C Hodgman the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                                 TITLE                                   DATE

/s/ John C Hodgman         Chairman of the Board of Directors (Principal           September 19, 2000
----------------------     Executive Officer), President and Chief Executive
John C Hodgman             Officer

/s/ Craig W. Carlson       Senior Vice President, Finance and Chief                September 19, 2000
----------------------     Financial Officer (Principal Financial Officer and
Craig W. Carlson           Accounting Officer)

/s/ Andre F. Marion        Vice Chairman of the Board of Directors                 September 19, 2000
----------------------
Andre F. Marion

/s/ Frank T. Cary          Director                                                September 19, 2000
----------------------
Frank T. Cary

/s/ Richard G. Rogers      Director                                                September 19, 2000
----------------------
Richard G. Rogers

/s/ Walter B. Wriston      Director                                                September 19, 2000
----------------------
Walter B. Wriston


A majority of the Board of Directors

                                EXHIBIT INDEX


EXHIBIT NUMBER      NAME

5.1                 Opinion of General Counsel, Cygnus, Inc.
23.1                Consent of Ernst & Young LLP.
23.2                Consent of General Counsel, Cygnus, Inc. is contained in Exhibit 5.1.
24.1                Power of Attorney is included on signature page of this Registration Statement.
